CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated November 23, 2010 on Growth and Income Portfolio for the fiscal year ended September 30, 2010 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-66088 and 811-7878) of Dreyfus LifeTime Portfolios, Inc.

                                                                                                ERNST & YOUNG LLP

New York, New York

January 25, 2011